Exhibit 10.1

2006 INCENTIVE PLAN

OF

NEWSTAR FINANCIAL, INC.

i

(continued)

(continued)

(continued)

2006 INCENTIVE PLAN

OF

NEWSTAR FINANCIAL, INC.

The name of this plan is the NewStar Financial, Inc. 2006 Incentive Plan (the “Plan”). The Plan was adopted by the Board of Directors (“Board”) of NewStar Financial, Inc. (“Company”) on November 16, 2006, was amended and restated effective as of January 28, 2009 and is amended hereby effective as of May 12, 2010. The purpose of the Plan is to enable the Company to attract and retain highly qualified personnel who will contribute to the Company’s success by their ability, ingenuity and industry experience and to provide incentives to the participating officers, directors, employees, consultants and advisors that are linked directly to shareholder interests and will therefore inure to the benefit of all shareholders of the Company. To this end, the Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, stock payments, dividend equivalents, deferred stock, performance awards and cash awards. Any of these awards may, but need not, be made as performance incentives to reward attainment of annual or long-term performance goals in accordance with the terms hereof.

ARTICLE I

DEFINITIONS

1.1 General. Wherever the following terms are used in this Plan they shall have the meaning specified below, unless the context clearly indicates otherwise.

1.2 Affiliate. “Affiliate” shall mean any corporation or other entity (including, but not limited to, a partnership or a limited liability company) that is affiliated with the Company through stock or equity ownership or otherwise, and is designated as an Affiliate for purposes of this Plan by the Committee.

1.3 Annual Incentive Award. “Annual Incentive Award” shall mean an Award made subject to attainment of performance goals (as described in Article VIII) over a performance period of up to and including one year (the fiscal year, unless otherwise specified by the Committee).

1.4 Award. “Award” shall mean the grant of an Option, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent Right, Deferred Stock, Stock Payments, Stock Appreciation Rights, or other awards pursuant to Article X of this Plan. Awards may be granted for services to be rendered or for services already rendered to the Company or any Affiliate.

1.5 Award Agreement. “Award Agreement” means either: (i) a written agreement entered into by the Company and a Grantee setting forth the terms and provisions applicable to an Award granted under this Plan, or (ii) a written statement issued by the Company to a Grantee describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, Internet, or other nonpaper Award Agreements, and the use of electronic, Internet, or other nonpaper means for the acceptance thereof and actions thereunder by a Grantee.

1.6 Benefit Arrangement. “Benefit Arrangement” shall have the meaning set forth in Article IX hereof.

1.7 Board. “Board” shall mean the Board of Directors of the Company.

1.8 Cause. “Cause” shall mean “Cause” as defined in the Optionee’s employment agreement with the Company or, if the Optionee does not have an employment agreement with the Company, (i) the willful and continued failure of the Optionee to perform substantially the Optionee’s duties with the Company or one of its Affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Optionee by the Board, which specifically identifies the manner in which the Board believes that the Optionee has not substantially performed the Optionee’s duties, or (ii) willful engaging by the Optionee in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company or its affiliates, or (iii) conviction of the Optionee or entry of a plea of guilty or nolo contendere by the Optionee to, a felony, or (iv) a material breach of his or her obligations under a restrictive covenant included in any agreement between the Optionee and the Company. For purposes of this definition of “Cause”, no act or failure to act on the part of the Optionee shall be considered “willful” unless it is done, or omitted to be done, by the Optionee in bad faith or without reasonable belief that the Optionee’s actions or omission was in the best interests of the Company. Any act, or failure to act, based upon express authority given pursuant to a resolution duly adopted by the Board with respect to such act or omission or upon the instructions of the Chief Executive Officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Optionee in good faith and in the best interests of the Company.

1.9 Code. “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

1.10 Committee. “Committee” shall mean the Compensation Committee of the Board, or a subcommittee of the Board, appointed as provided in Section 11.1. The Committee shall be responsible for administering and interpreting the Plan in accordance with Article XI. Unless otherwise determined by the Board, if the Committee is authorized to grant Awards to a Reporting Person or a Covered Employee, each member shall be a “non-employee director” or the equivalent within the meaning of applicable Rule 16b-3 under the Exchange Act or an “outside director” within the meaning of Section 162(m), respectively.

1.11 Common Stock. “Common Stock” shall mean the common stock, $0.01 par value, of the Company.

1.12 Company. “Company” shall mean NewStar Financial, Inc. a Delaware corporation.

1.13 Company Entity. “Company Entity” shall mean the Company or one of its Subsidiaries.

1.14 Continuing Directors. “Continuing Directors” shall mean as of any date of determination, any member of the Board who (i) was a member of Board immediately after the date of the Company’s initial public offering, or (ii) was nominated for election or elected to the Board with the approval of, or whose election to the Board was ratified by, at least a majority of the Continuing Members who were members of the Board at the time of that nomination or election.

1.15 Covered Employee. “Covered Employee” shall mean a “covered employee” within the meaning of Section 162(m).

1.16 Deferred Stock. “Deferred Stock” shall mean Common Stock awarded under Article X of this Plan.

1.17 Director. “Director” shall mean a member of the Board.

1.18 Disability. “Disability” shall be defined pursuant to Section 22(e)(3) of the Code.

1.19 Dividend Equivalent Right. “Dividend Equivalent Right” shall mean a right to receive the equivalent value (in cash or Common Stock) of dividends paid on Common Stock, awarded under Article X of this Plan.

1.20 Eligible Grantee. “Eligible Grantee” shall mean any officer, Employee, consultant, advisor or Independent Director of the Company.

1.21 Employee. “Employee” shall mean any officer or other employee (as defined in accordance with Section 3401 (c) of the Code) of the Company, or of any corporation which is a Subsidiary.

1.22 Exchange Act. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

1.23 Fair Market Value. “Fair Market Value” of a share of Common Stock as of a given date shall be (i) the value of a share of Common Stock at the closing of trading on such date on the principal exchange on which shares of Common Stock are then trading, if any, or if shares were not traded on such date, then on the closest preceding date on which a trade occurred, or (ii) if the Common Stock is not publicly traded, the value of a share of Common Stock as established by the Committee acting in good faith; provided, that any determination of Fair Market Value shall be made in compliance with Section 409A of the Code and any other applicable, statutory and regulatory guidelines.

1.24 Grantee. “Grantee” shall mean an officer, Employee, Independent Director, advisor or consultant granted an Award pursuant to the terms of this Plan.

1.25 Incentive Stock Option. “Incentive Stock Option” shall mean an option which conforms to the applicable provisions of Section 422 of the Code and which is designated as an Incentive Stock Option by the Committee.

1.26 Independent Director. “Independent Director” shall mean a member of the Board who is not an Employee of the Company.

1.27 Non-Qualified Stock Option. “Non-Qualified Stock Option” shall mean an Option which is not an Incentive Stock Option, including any Option determined by the Committee not to constitute an Incentive Stock Option.

1.28 Option. “Option” shall mean a stock option granted under Article III of this Plan. An Option granted under this Plan shall, as determined by the Committee, be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Independent Directors, consultants and advisors shall be Non-Qualified Stock Options.

1.29 Optionee. “Optionee” shall mean an Employee, consultant, advisor or Independent Director granted an Option under this Plan.

1.30 Performance Award. “Performance Award” shall mean a cash bonus, stock bonus or other performance or incentive award that is paid in cash, Common Stock or a combination of both, awarded under Article VIII of this Plan. The Committee in its discretion may grant Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) and Performance Awards that are not intended to so qualify.

1.31 Performance Goals. “Performance Goals” shall mean with respect to any designated performance period as defined in Article VIII one or more Performance Measures established by the Committee prior to the beginning of such performance period or within such period after the beginning of the performance period as shall meet the requirements to be considered “pre-established objective performance goals” for purposes of the regulations issued under Section 162(m). Such Performance Goals may be particular to a Grantee or may be based, in whole or in part, on the performance of the division, department, line of business, Subsidiary, or other business unit, whether or not legally constituted, in which the Grantee works or on the performance of the Company generally.

1.32 Performance Measures. “Performance Measures” shall include, but not be limited to (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, Subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. A Performance Measure and any targets with respect thereto determined by the Committee shall be based on achievement of an objectively determinable performance goal. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m), the Committee may provide in the case of an Award intended to qualify for such exception that one or more of the Performance Measures applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable Performance Measure(s). Prior to the grant, exercisability, vesting, payment or full enjoyment of the Performance Award, as the case may be, the Committee will determine whether the Performance Measures have been attained and such determination will be conclusive. If the Performance Measures are not attained, no other Award will be provided in substitution of the Performance Award with respect to which such Performance Measures have not been met.

1.33 Plan. “Plan” shall mean this 2006 Incentive Plan, as amended and restated and amended from time to time.

1.34 Reporting Person. “Reporting Person” shall mean: (i) any director or officer of the Company in the event that the Company is an issuer with a class of equity securities registered pursuant to Section 12 of the Exchange Act; and (ii) any beneficial owner of greater than 10% of a class of the Company’s equity securities registered under Section 12 of the Exchange Act, as determined by voting or investment control over the securities pursuant to Exchange Act Rule 16a-1(a)(l).

1.35 Restricted Stock. “Restricted Stock” shall mean Common Stock awarded under and subject to restrictions as provided in Article VI of this Plan.

1.36 Restricted Stock Unit. “Restricted Stock Unit” shall mean a notional account representing a share of Restricted Stock.

1.37 Retirement. “Retirement” shall mean when Grantee is fifty-five (55) or older and has been employed by the Company for five (5) or more years after the date of the Company’s initial public offering and such Grantee terminates employment for no other reason.

1.38 Rule 16b-3. “Rule 16b-3” shall mean that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.

1.39 Section 162(m). “Section 162(m)” means Section 162(m) of the Code, including the Treasury regulations thereunder and other applicable Internal Revenue Service guidance.

1.40 Stock Payment. “Stock Payment” shall mean (1) a payment in the form of shares of Common Stock, or (2) a right to purchase shares of Common Stock, as part of a deferred compensation arrangement, made in lieu of all or any portion of the compensation, including without limitation, salary, bonuses and commissions, that would otherwise become payable to an Employee, consultant, Independent Director or advisor in cash, awarded under Article X of this Plan.

1.41 Subsidiary. “Subsidiary” shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

1.42 Termination of Directorship. “Termination of Directorship” shall mean the time when a Grantee who is an Independent Director ceases to be a Director for any reason, including, but not by way of limitation, a termination by resignation, failure to be elected, death or retirement. The Board, in its sole and absolute discretion, shall determine the effect of all matters and questions relating to Termination of Directorship.

1.43 Termination of Employment. “Termination of Employment” shall mean the time when the employee-employer relationship between the Grantee and the Company or any Subsidiary is terminated for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, disability or retirement; but excluding (i) terminations where there is a simultaneous reemployment, continuing employment or retention as a consultant or advisor of a Grantee by the Company or any Subsidiary, (ii) at the discretion of the Committee, terminations which result in a temporary severance of the employee-employer relationship, and (iii) at the discretion of the Committee, terminations which are followed by the simultaneous establishment of a consulting relationship by the Company or a Subsidiary with the former Employee. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for good cause, and all questions of whether particular leaves of absence constitute Terminations of Employment; provided, however, that, with respect to Incentive Stock Options, a leave of absence, change in status from an Employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Employment if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purpose of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said section. Notwithstanding any other provision of this Plan, the Company or any Subsidiary has an absolute and unrestricted right to terminate an Employee’s employment at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.

The date of the termination of a Grantee’s service for any reason shall be determined by the Committee in its sole discretion. For purposes of the Plan, however, the following events shall not be deemed a termination of service of a Grantee: (i) a transfer of service from the Company to a Subsidiary, from a Subsidiary to the Company, or from one Subsidiary to another Subsidiary; or (ii) a leave of absence for military service or sickness, or for any other purpose approved by the Company, if the Grantee’s right to employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Board otherwise so provides in writing; provided, however, that if the Grantee fails to resume his or her active service to the Company upon the completion of such leave of absence, then the Committee may, to the extent permitted by applicable law, deem such Grantee’s service to have terminated as of the commencement of such leave of absence. For purposes of the Plan, employees of a Subsidiary shall be deemed to have terminated their service on the date on which such Subsidiary ceases to be a Subsidiary.

The Committee shall have full authority to determine and specify in the applicable Award Agreement the effect, if any, that a Grantee’s termination of service for any reason will have on the vesting, exercisability, payment or lapse of restrictions applicable to an outstanding award.

ARTICLE II

SHARES SUBJECT TO PLAN

2.1 Shares Subject to Plan. The shares of stock subject to Awards under this Plan shall be the Company’s Common Stock. The aggregate number of such shares of Common Stock, which may be issued upon exercise of Options or Stock Appreciation Rights or upon any other Awards under the Plan, shall not exceed 11,650,000 (“Share Authorization”), subject to adjustment as provided in Section 12.11. The maximum number of shares of Common Stock of the Share Authorization that may be issued pursuant to ISOs under this Plan shall be 6,000,000. The shares of Common Stock issuable upon exercise of Options or Stock Appreciation Rights or upon grant of any other Award may be either previously authorized but unissued shares or treasury shares.

2.2 Share Usage. Shares of Common Stock covered by an Award shall be counted as used as of the date of grant. Any shares of Common Stock related to Awards under this Plan which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of shares of Common Stock, or are exchanged with the Committee’s permission, prior to the issuance of Shares, for Awards not involving shares of Common Stock, shall be available again for grant under this Plan. Moreover, if the Option Price of any Option granted under this Plan or the tax withholding requirements with respect to any Award granted under this Plan is satisfied by tendering shares of Common Stock to the Company (by either actual delivery or by attestation), such tendered shares of Common Stock shall again be available for grant under this Plan. Furthermore, if a Stock Appreciation Right is exercised and settled in shares of Common Stock, the difference between the total shares of Common Stock exercised and the net shares of Common Stock delivered shall again be available for grant under this Plan, with the result being that only the number of shares of Common Stock issued upon exercise of a Stock Appreciation Right are counted against the Shares available.

2.3 Limits on Individual Grants. The following limits on individual Awards shall apply:

(a) The maximum number of shares of Common Stock subject to Options granted to any Grantee, and that may be granted as Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Stock, or other stock based Award made pursuant to Section 10.4 to any Grantee shall not exceed an aggregate of 11,650,000 in any 12 month period.

(b) No more than $4,000,000 may be paid to any individual in any 12 month period pursuant to an Award other than as listed in Section 2.3(a).

ARTICLE III

GRANTING OF OPTIONS

3.1 Eligibility. Any officer, Employee, consultant, advisor or Independent Director shall be eligible to be granted an Option; provided, however, that only officers and Employees may be granted Incentive Stock Options.

3.2 Granting of Options. The Committee shall from time to time, in its absolute discretion:

(a) Select which Eligible Grantees shall be granted Options;

(b) Determine the number of shares subject to such Options;

(c) Determine whether such Options are to be Incentive Stock Options or Non-Qualified Stock Options and whether such Options are to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code; and

(d) Determine the terms and conditions of such Options, consistent with this Plan; provided, however, that the terms and conditions of Options intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall include, but not be limited to, such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m).

(e) The Committee shall instruct the Secretary of the Company to issue such Options and may impose such conditions on the grant of such Options as it deems appropriate. Without limiting the generality of the preceding sentence, the Committee may, in its discretion and on such terms as it deems appropriate, require as a condition on the grant of an Option that the Optionee surrender for cancellation some or all of the unexercised Options, awards of Restricted Stock or Deferred Stock, Performance Awards, Dividend Equivalent Rights, Stock Payments or other awards or rights which have been previously granted to him or her under this Plan or otherwise. Such grant or other Award may contain such terms and conditions as the Committee deems appropriate and shall be exercisable in accordance with its terms, subject to statutory and regulatory compliance.

3.3 Special Rules Applicable to Incentive Stock Options.

(a) No person may be granted an Incentive Stock Option under this Plan if such person, at the time the Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any then existing Subsidiary unless the exercise price per share is not less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the grant date of the Incentive Stock Option and the term does not exceed five (5) years measured from such grant date.

(b) No Incentive Stock Option shall be granted unless such Option, when granted, qualifies as an “incentive stock option” under Section 422 of the Code. No Incentive Stock Option shall be granted to any person who is not an Employee.

(c) Any Incentive Stock Option granted under this Plan may be modified by the Committee to disqualify such option from treatment as an “incentive stock option” under Section 422 of the Code.

(d) To the extent that the aggregate Fair Market Value of a Share of Common Stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by an Optionee during any calendar year (under the Plan and all other incentive stock option plans of the Company and any Subsidiary) exceeds $100,000, such Options shall be treated as Non-Qualified Options to the extent required by Section 422 of the Code and subject to the provisions of Section 3.4 of this Plan and the Company shall issue separate certificates to the Grantee with respect to Options that are Non-Qualified Options and Options that are Incentive Stock Options. The rule set forth in the preceding sentence shall be applied by taking Options into account in the order in which they were granted. For purposes of this Section 3.3(d), the Fair Market Value of stock shall be determined as of the time the Option with respect to such Common Stock is granted.

3.4 Substitute Options. In the event that the Company or any Subsidiary consummates a transaction described in Section 424(a) of the Code (relating to the acquisition of property or stock from an unrelated corporation), individuals who become employees of the Company or any Subsidiary on account of such transaction may be granted Incentive Stock Options in substitution for options granted by their former employer, subject to the requirements of Section 409A of the Code. The Committee, in its sole discretion and consistent with Sections 409A and 424(a) of the Code, shall determine the exercise price of such substitute Options.

ARTICLE IV

TERMS OF OPTIONS

4.1 Option Agreement. Each Option shall be evidenced by an Award Agreement, which shall be executed by the Optionee and an authorized officer of the

Company and which shall contain such terms and conditions as the Committee shall determine, consistent with this Plan. Award Agreements evidencing Options intended to qualify as performance-based compensation as described in Section l62(m)(4)(C) of the Code shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m). Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code. Any Award Agreement may require that the Grantee agree to be bound by any stockholders’ agreement among all or certain stockholders of the Company that may be in effect at the time of either the grant of an Award or the exercise of an Option, if applicable, or certain provisions of any such agreement that may be specified by the Committee.

4.2 Option Price. The Option price for each grant of an Option shall be set by the Committee and shall be specified in the applicable Award Agreement; provided, however, that (i) in the case of Non-Qualified Stock Options, such price shall be no less than 100% of the Fair Market Value of a share of Common Stock on the date such Non-Qualified Stock Option is granted, and (ii) in the case of Options intended to qualify as Incentive Stock Options or as performance-based compensation as described in Section 162(m)(4)(C) of the Code such price shall be no less than 100% of the Fair Market Value of a share of Common Stock on the date such Incentive Stock Option is granted (110% of the Fair Market Value of a share of Common Stock on the date such Incentive Stock Option is granted in the case of an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary).

4.3 Option Term. The term of an Option shall be set by the Committee in its discretion; provided, however, that, in the case of Incentive Stock Options, the term shall not be more than ten (10) years from the date the Incentive Stock Option is granted, or five (5) years from such date if the Incentive Stock Option is granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary.

4.4 Option Vesting and Exercisability. Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant. The Committee may provide, in its discretion, that any Stock Option shall be exercisable only in installments, and the Committee may waive such installment exercise provisions at any time in whole or in part based on such factors as the Committee may determine, in its sole discretion, including but not limited to in connection with any Change in Control of the Company, as defined in Article 12 herein. Notwithstanding the foregoing, the Committee may accelerate (i) the vesting of any Option (including an Incentive Stock Option) and (ii) the date on which any Option first becomes exercisable. An Incentive Stock Option shall not be exercisable until such Incentive Stock Option is vested.

4.5 Expiration of Options. A Grantee’s Options shall expire as set forth in the applicable Award Agreement. Notwithstanding anything to the contrary in the Plan, if the Committee determines after the Grantee’s Termination of Employment that the Grantee has engaged in conduct constituting Cause (whether before or after such Termination of Employment), the Grantee’s Options shall terminate immediately to the extent not exercised in accordance with the terms of this Agreement.

ARTICLE V

EXERCISE OF OPTIONS

5.1 Partial Exercise. An exercisable Option may be exercised in whole or in part, as determined by the Committee on the date of grant. However, an Option shall not be exercisable with respect to fractional shares and the Committee may require that, by the terms of the Option, a partial exercise be with respect to a minimum number of shares.

5.2 Manner of Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company or the Secretary’s office:

(a) A written notice complying with the applicable rules established by the Committee stating that the Option, or a portion thereof, is to be exercised. The notice shall be signed by the Optionee or other person then entitled to exercise the Option or such portion thereof;

(b) Such representations and documents as the Committee, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, as amended, and any other federal or state securities laws or regulations. The Committee may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance, including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

(c) In the event that the Option shall be exercised pursuant to Section 5.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option; and

(d) Full cash payment to the Secretary of the Company for the shares of Common Stock with respect to which the Option, or portion thereof, is exercised. However, at the discretion of the Committee and subject to compliance with applicable statutory and regulatory guidance, the terms of the Option and related Award Agreement may (i) allow payment, in whole or in part, through the delivery of shares of Common Stock owned by the Optionee, duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; (ii) allow payment, in whole or in part, through the surrender of shares of Common Stock then issuable upon exercise of the Option having a Fair Market Value on the date of Option exercise equal to the aggregate exercise price of the Option or exercised portion thereof; (iii) allow payment through any combination of cash, the delivery shares or surrender of shares; or (iv) if the Common Stock is then traded on a national securities exchange, allow payment by delivery of an irrevocable undertaking, satisfactory in form and substance to the Company, by a creditworthy securities broker to sell shares of Common Stock issuable upon the exercise of the Option or portion thereof and to deliver promptly to the Company, the proceeds of such sale in an amount necessary and sufficient to fund the aggregate exercise price and any applicable withholding or employment taxes, or allow payment by delivery by the Optionee to the Company of a copy of irrevocable instructions, satisfactory in form and substance to the Company, to a creditworthy securities broker to sell shares of Common Stock issuable upon the exercise of the Option or portion thereof and to deliver promptly to the Company the proceeds of such sale in an amount necessary and sufficient to fund the aggregate exercise price and any applicable withholding or employment taxes.

5.3 Conditions to Issuance of Stock Certificate. The Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

(a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;

(b) The completion of any registration or other qualification of such shares under any state or federal law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Committee shall, in its absolute discretion, deem necessary or advisable;

(c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable;

(d) The lapse of such reasonable period of time following the exercise of the Option as the Committee may establish from time to time for reasons of administrative convenience;

(e) The receipt by the Company of full payment for such shares, including payment of any applicable withholding or employment tax; and

(f) Compliance with the terms of this Plan and any other applicable agreements pertaining to the Award.

5.4 Rights as Stockholders. The holders of Options shall not be, nor have any of the rights or privileges of, stockholders of the Company in respect of any shares purchasable upon the exercise of an Option unless and until certificates representing such shares have been issued by the Company to such holders and such holder has entered into any applicable stockholder agreement, as determined by the Committee in its sole discretion.

5.5 Ownership and Transfer Restrictions. In addition to the restrictions set forth in Section 12.1 of this Plan, the Committee, in its absolute discretion, may impose such restrictions on the ownership and transferability of the shares purchasable upon the exercise of an Option as it deems appropriate. Any such restriction shall be set forth in the respective Option Award Agreement and may be referred to on the certificates evidencing such shares. The Committee may require the Optionee to give the Company prompt notice of any disposition of shares of Common Stock acquired by exercise of an Incentive Stock Option within (i) two (2) years from the date the Option was granted or (ii) one (1) year after the transfer of such shares to the Optionee. The Committee may direct that the certificates evidencing shares acquired by exercise of an Option refer to such requirement to be given prompt notice of disposition.

ARTICLE VI

AWARD OF RESTRICTED STOCK AND STOCK UNITS

6.1 Award of Restricted Stock.

(a) The Committee shall from time to time, in its absolute discretion, select which Eligible Grantees shall be awarded Restricted Stock or Restricted Stock Units, and determine the purchase price, if any, and other terms and conditions applicable to such Restricted Stock or Restricted Stock Units, consistent with this Plan.

(b) The Committee shall establish the purchase price, if any, and form of payment for Restricted Stock or Restricted Stock Units, including any consideration required by applicable law. Awards of Restricted Stock or Restricted Stock Units may be made for no consideration (other than par value of the shares which is deemed paid by services already rendered). The Committee shall instruct the Secretary of the Company to issue such Restricted Stock or Restricted Stock Units, and may impose such conditions on the issuance of such Restricted Stock or Restricted Stock Units, as it deems appropriate.

6.2 Restricted Stock Agreement. Restricted Stock and Restricted Stock Unit grants shall be issued only pursuant to a written Award Agreement, which shall be executed by the Grantee and an authorized officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with this Plan.

6.3 Rights as Stockholders. Upon delivery of the shares of Restricted Stock to the escrow holder pursuant to Section 6.5, the Grantee of a Restricted Stock Award shall have, unless otherwise provided by the Committee, all the rights of a stockholder with respect to said shares, subject to the restrictions set forth in the applicable Award Agreement and any applicable stockholder agreement, including the right to receive all dividends and other distributions paid or made with respect to the shares; provided, however, that in the discretion of the Committee, any extraordinary distributions with respect to shares of Common Stock shall be subject to the restrictions set forth in Section 6.4.

6.4 Restriction. All shares of Restricted Stock and Restricted Stock Units issued under this Plan (including any shares received by holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of applicable Award Agreement, be subject to such restrictions as the Committee shall provide, which restrictions may include, without limitation, restrictions concerning voting rights and transferability and restrictions based on duration of employment with the Company, Company performance and individual performance; provided, however, that by a resolution adopted after the Restricted Stock or Restricted Stock Unit is granted, the Committee may, on such terms and conditions as it may determine to be appropriate, remove any or all of the restrictions imposed by the terms of the applicable Award Agreement. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.

6.5 Escrow. The Secretary of the Company or such other escrow holder as the Committee may appoint shall retain physical custody of each certificate representing Restricted Stock until all of the restrictions imposed under the applicable Award Agreement with respect to the Restricted Stock evidenced by such certificate expire or shall have been removed.

6.6 Legend. In order to enforce the restrictions imposed upon shares of Restricted Stock hereunder, the Committee shall cause a legend or legends to be placed on certificates representing all shares of Restricted Stock that are still subject to restrictions under applicable Award Agreements, which legend or legends shall make appropriate reference to the conditions imposed thereby.

ARTICLE VII

STOCK APPRECIATION RIGHTS

7.1 Grant of SARs. Subject to the provisions of the Plan, the Committee may grant rights to receive any excess in value of shares of Common Stock over the exercise price (“Stock Appreciation Rights” or “SARs”) in tandem with an Option (at or after the award of the Option), or alone and unrelated to an Option. SARs in tandem with an Option shall terminate to the extent that the related Option is exercised, and the related Option shall terminate to the extent that the tandem SARs are exercised. The Committee shall determine at the time of grant or thereafter whether SARs are settled in cash, Common Stock or other securities of the Company, Awards or other property, and may define the manner of determining the excess in value of the shares of Common Stock.

7.2 Exercise Price. The Committee shall fix the exercise price of each SAR or specify the manner in which the price shall be determined; provided, that, such exercise price shall be no less than 100% of the Fair Market Value of a share of Common Stock on the date such SAR is granted. An SAR granted in tandem with an Option shall have an exercise price not less than the exercise price of the related Option. SARs granted alone and unrelated to an Option may be granted at such exercise prices as the Committee may determine.

7.3 Treatment of Dividend Rights. No SAR shall include a right to dividends between the date of grant and date of exercise in the absence of a separate agreement.

7.4 Other Terms. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which an SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement which may be cash or shares of Common Stock, method by or forms in which shares of Common Stock will be delivered or deemed to be delivered to Grantees, whether or not an SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR.

ARTICLE VIII

PERFORMANCE AND ANNUAL INCENTIVE AWARDS

8.1 Performance Conditions. The right of a Grantee to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other performance measures as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce the amounts payable under any Award subject to performance conditions, except as limited under Sections 8.2 hereof in the case of a Performance Award or Annual Incentive Award intended to qualify under Section 162(m). If and to the extent required under Section 162(m), any power or authority relating to a Performance Award or Annual Incentive Award intended to qualify under Section 162(m) shall be exercised by the Committee and not the Board. To the extent permitted by applicable law, the Committee may delegate to one or more executive officers of the Company the power to make Awards to Grantees who are not Reporting Persons or Covered Employees and all determinations under the Plan with respect thereto, provided that the Committee shall fix the maximum amount of such Awards for all such Grantees and a maximum for any one Grantee.

8.2 Performance or Annual Incentive Awards Granted to Designated Covered Employees. If and to the extent that the Committee determines that a Performance or Annual Incentive Award to be granted to a Grantee who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Section 162(m), the grant, exercise and/or settlement of such Performance or Annual Incentive Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 8.2.

(a) Performance Goals Generally. The Performance Goals for Performance Awards or Annual Incentive Awards shall consist of one or more Performance Measures and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 8.2.

Performance Goals shall be objective and shall otherwise meet the requirements of Section 162(m), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of Performance Goals being “substantially uncertain.” The Committee may determine that Performance Awards or Annual Incentive Awards shall be granted, exercised and/or settled upon achievement of any one Performance Goal or that two or more of the Performance Goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards or Annual Incentive Awards. Performance Goals may differ for Performance Awards or Annual Incentive Awards granted to any one Grantee or to different Grantees.

(b) Timing For Establishing Performance Goals. Performance Goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards or Annual Incentive Awards, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m).

(c) Performance or Annual Incentive Award Pool. The Committee may establish a Performance Award or Annual Incentive Award pool, which shall be an unfunded pool, for purposes of measuring Company performance in connection with Performance Awards or Annual Incentive Awards.

(d) Settlement of Performance or Annual Incentive Awards; Other Terms. Settlement of such Performance Awards or Annual Incentive Awards shall be in cash, shares of Common Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with Performance Awards or Annual Incentive Awards. The Committee shall specify the circumstances in which Performance Awards or Annual Incentive Awards shall be paid or forfeited in the event of the Grantee’s Termination of Employment prior to the end of a performance period or settlement of the Performance or Annual Incentive Awards.

8.3 Written Determinations. All determinations by the Committee as to the establishment of Performance Goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of Performance Goals relating to Performance Awards, and the amount of any Annual Incentive Award pool or potential individual Annual Incentive Awards and the amount of final Annual Incentive Awards, shall be made in writing in the case of any Award intended to qualify under Section 162(m). To the extent required to comply with Section 162(m), the Committee may delegate any responsibility relating to such Performance Awards or Annual Incentive Awards.

8.4 Status of Awards Under Section 162(m). It is the intent of the Company that Performance Awards and Annual Incentive Awards under Section 8.2 hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Section 162(m) shall, if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of section 162(m). Accordingly, the terms of Section 8.2, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Section 162(m). The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Grantee will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of a Performance Award or an Annual Incentive Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any Award Agreement relating to such Performance Awards or Annual Incentive Awards does not comply or is inconsistent with the requirements of Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

ARTICLE IX

PARACHUTE LIMITATIONS

Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Company or any Affiliate, except an agreement, contract, or understanding between the Grantee and the Company or any Affiliate that modifies or excludes application of this paragraph (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), if the Grantee is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Award held by that Grantee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Grantee under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Grantee under any Other Agreement or any Benefit Arrangement would cause the Grantee to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Grantee as described in clause (ii) of the preceding sentence, then any reduction shall occur in a manner necessary to provide the Grantee with the greatest economic benefit. If more than one manner of reduction of payments yields the greatest economic benefit, the payments and benefits shall be reduced pro rata.

ARTICLE X

UNRESTRICTED AND DEFERRED STOCK, DIVIDEND EQUIVALENT RIGHTS, OR OTHER AWARDS

10.1 Dividend Equivalents. Any Eligible Grantee selected by the Committee may be granted Dividend Equivalent Rights. A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash distributions that would have been paid on the shares of Common Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the recipient. A Dividend Equivalent Right may be granted hereunder to any Grantee as a component of another Award or as a freestanding Award. The terms and conditions of Dividend Equivalent Rights shall be specified in the grant. Dividend Equivalent Rights credited to the holder of a Dividend Equivalent Right may be paid currently, may be accrued and paid at a later date subject to completion of a vesting condition or may be deemed to be reinvested in additional shares of Common Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at the Fair Market Value of a share of Common Stock on the date of reinvestment. Dividend Equivalent Rights may be settled in cash or Common Stock or a combination thereof, in a single installment or installments, all determined in the sole discretion of the Committee. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other award.

10.2 Unrestricted Stock. The Committee may, in its sole discretion, grant (or sell at par value or such other higher purchase price determined by the Committee) an Unrestricted Stock Award to any Grantee pursuant to which such Grantee may receive shares of Common Stock free of any restrictions (“Unrestricted Stock”) under the Plan. Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services and other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Grantee.

10.3 Deferred Stock. Any Eligible Grantee selected by the Committee may be granted an Award of Deferred Stock in the manner determined from time to time by the Committee. The number of shares of Deferred Stock shall be determined by the Committee and may be linked to the market value, book value, net profits or other measure of the value of Common Stock or other specific performance criteria determined appropriate by the Committee. Common Stock underlying a Deferred Stock Award will not be issued until the Deferred Stock Award has vested, pursuant to a vesting schedule or performance criteria set by the Committee. Unless otherwise provided by the Committee, a Grantee of Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Award has vested and the Common Stock underlying the Award has been issued.

10.4 Other Stock Based Awards. The Committee shall have the right to grant such Awards based upon the Common Stock having terms and conditions as the Committee may determine, including, without limitation, the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of warrants to purchase Common Stock.

10.5 Form of Agreement. Each Award granted pursuant to this Article X shall be evidenced by an Award Agreement, which shall be executed by the Grantee and an authorized officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with this Plan, including the term of the Award and payment on exercise and vesting.

ARTICLE XI

ADMINISTRATION

11.1 Compensation Committee. The Compensation Committee (or a subcommittee of the Board assuming the functions of the Committee under this Plan) shall consist of two (2) or more Directors appointed by and holding office at the pleasure of the Board. To the extent applicable, the members of the Committee shall each be an “outside director” as defined under Section 162(m). Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may be filled by the Board.

To the extent applicable, during the period any Independent Director is serving on the Committee, he or she shall not (i) be an officer of the Company or a parent or Subsidiary of the Company, or otherwise currently employed by the Company or a parent or Subsidiary of the Company; (ii) receive compensation, either directly or indirectly, from the Company or a parent or Subsidiary of the Company for services rendered as a consultant or in any capacity other than as a Director, except for an amount that does not exceed the dollar amount for which disclosure would be required pursuant to Rule 404(a) of the Exchange Act; (iii) possess an interest in any other transaction for which disclosure would be required pursuant to Rule 404(a); and (iv) be engaged in a business relationship for which disclosure would be required pursuant to Rule 404(b). The requirements of this subsection are intended to comply with Rule 16b-3 under Section 16 of the Exchange Act or any successor rule or regulation, and shall be interpreted and construed in a manner which assures compliance with said Rule. To the extent said Rule 16b-3 is modified to reduce or increase the restrictions on who may serve on the Committee, the Plan shall be deemed modified in a similar manner.

11.2 Duties and Powers of Committee. The Committee shall be responsible for the administration of the Plan. The Committee shall select the Grantees to receive Awards and determine the terms and conditions of such Awards. To the extent permitted by applicable law, the Committee may delegate to one or more executive officers of the Company the power to make Awards to Grantees who are not Reporting Persons or Covered Employees and all determinations under the Plan with respect thereto, provided that the Committee shall fix the maximum amount of such Awards for all such Grantees and a maximum for any one Grantee. It shall be the duty of the Committee to conduct the general administration of this Plan in accordance with its provisions. The Committee shall have the power to interpret this Plan and the agreements pursuant to which Awards are granted or awarded, and to adopt such rules for the administration, interpretation, and application of this Plan as are consistent therewith and to interpret, amend or revoke any such rules. Any Awards need not be the same with respect to each Grantee. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under this Plan except with respect to matters which under Rule 16b-3 or Section 162(m), or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee. In this regard, to the extent that the guidelines pursuant to Section 162(m) are applicable, not only will the Committee consist solely of two or more outside directors but the Committee shall be required to certify that any Performance Goals and/or other material terms associated with any Award have been satisfied prior to the payment of any Award pursuant to Article VIII.

11.3 Majority Rule. The Committee shall act by a majority of its members in attendance at a meeting at which a quorum is present or by a memorandum or other written instrument signed by all members of the Committee.

11.4 Expense Reimbursement; Professional Assistance; Good Faith Actions. All expenses and liabilities which members of the Committee incur in connection with the administration of this Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers, or other persons. The Committee, the Company and the Company’s officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Grantees, the Company and all other interested persons. No members of the Committee or Board shall be personally liable for any action, determination or interpretation made in good faith with respect to this Plan or any Award under this Plan and the Committee and the Board shall be fully protected and indemnified by the Company in respect of any such action, determination or interpretation.

ARTICLE XII

MISCELLANEOUS PROVISIONS

12.1 Not Transferable. Except as otherwise provided in an Award Agreement, Awards under this Plan may not be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent and distribution, unless and until such rights or awards have been exercised, or the shares underlying such rights or awards have been issued, and all restrictions applicable to such shares have lapsed. No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Grantee or his or her successors in interest nor shall it be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided however, that this Section 12.1 shall not prevent (1) transfers by will or by the applicable laws of descent and distribution, or (2) the designation of a beneficiary to exercise any Option or other right or award (or any portion thereof) granted under the Plan after the Grantee’s death.

During the lifetime of the Grantee, only the Grantee may exercise an Option or other Award (or any portion thereof) granted under the Plan. After the death of the Grantee, any exercisable portion of an Option or other Award may, subject to the terms of such Option or other Award, be exercised by the Grantee’s personal representative or by any person empowered to do so under a beneficiary designation, under a will or under the then applicable laws of descent and distribution.

12.2 Amendment, Suspension or Termination of this Plan. This Plan shall terminate on the tenth anniversary of the Board’s adoption of this Plan. This Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee. However, without approval of the Company’s stockholders given within twelve months before or after the action by the Committee, no action of the Committee may, except as provided in Section 12.3, increase the limits imposed in Section 2.1 on the maximum number of shares which may be issued under this Plan, increase the per-Grantee limitations in Section 2.3 or change the class of employee entitled to participate in the Plan, and no action of the Committee may be taken that would otherwise require stockholder approval as a matter of applicable law, regulation or rule. No amendment, suspension or termination of this Plan shall, without the consent of the holder, alter or impair any rights or obligations under any Award granted or awarded, unless the Award itself otherwise expressly so provides. No Awards may be granted or awarded during any period of suspension or after termination of this Plan, and in no event may any Incentive Stock Option be granted under this Plan after the first to occur of the following events:

(a) The expiration of ten years from the date the Plan is adopted by the Board; or

(b) The expiration of ten years from the date the Plan is last approved by the Company’s stockholders under Section 12.3.

12.3 Approval of Plan by Stockholders. This Plan will be submitted for the approval of the Company’s stockholders within twelve months after the date of the Board’s initial adoption of this Plan. Options, Performance Awards, Dividend Equivalent Rights, Stock Payments or other Awards may be granted and Restricted Stock, Restricted Stock Units, or Deferred Stock may be awarded prior to such stockholder approval, provided that such Options, Performance Awards, Dividend Equivalent Rights, Stock Payments or other awards shall not be exercisable and such Restricted Stock, Restricted Stock Units, or Deferred Stock shall not vest prior to the time when this Plan is approved by the stockholders, and provided further that if such approval has not been obtained at the end of said twelve (12) month period, all Options, Performance Awards, Dividend Equivalent Rights, Stock Payments or other awards previously granted and all Restricted Stock, Restricted Stock Units, or Deferred Stock previously awarded under this Plan shall thereupon be canceled and become null and void. This Plan shall be submitted to the Company’s stockholders for approval upon any amendment and restatement or amendment of this Plan requiring stockholder approval, as determined by the Committee

12.4 Limitations Applicable to Section 16 Persons and Performance-Based Compensation. Notwithstanding any other provision of this Plan, any Award granted or awarded, to an Employee or Director who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule, and this Plan shall be deemed amended to the extent necessary to conform to such limitations. Furthermore, notwithstanding any other provision of this Plan, any Option or other Awards intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall be subject to any additional limitations set forth in Section 162(m) (including any amendments to Section 162(m)) or any Treasury regulations or rulings issued thereunder that are requirements for qualification as performance-based compensation as described in Section 162(m)(4)(C) of the Code, and this Plan shall be deemed amended to the extent necessary to conform to such requirements.

12.5 Effect of Plan Upon Options and Compensation Plans. The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Neither Awards made under this Plan nor shares of Common Stock or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Grantee under the Company’s or any Subsidiary’s or Affiliate’s retirement plans (both qualified and nonqualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Grantee’s benefit. Nothing in this Plan shall be construed to limit the right of the Company (1) to establish any other forms of incentives or compensation for Employees of the Company or any Subsidiary or (2) to grant or assume options or other rights otherwise than under this Plan in connection with any proper corporate purpose including but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, firm or association.

12.6 Compliance with Laws. This Plan, the granting and vesting of Awards under this Plan and the issuance and delivery of shares of Common Stock and the payment of money under this Plan or under such Awards made hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements and the requirements of the Code) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and Awards made hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

12.7 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Plan.

12.8 Governing Law. This Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof. Unless otherwise provided in the Award Agreement, recipients of an Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Delaware, to resolve any and all issues that may arise out of or relate to this Plan or any related Award Agreement.

12.9 Change in Control. Notwithstanding any other provision of the Plan, and the provisions of any particular Award Agreement, in the event of any Change in Control (as defined below) of the Company, and in anticipation thereof if required by the circumstances, the Board, in its sole discretion (and in addition to or in lieu of any actions permitted to be taken by the Company under the terms of any particular Award Agreement), may, on either an overall or a Grantee by Grantee basis, (i) accelerate the exercisability, prior to the effective date of such Change in Control, of any outstanding Options and SARs (and terminate the restrictions applicable to Restricted Stock Units and any shares of Restricted Stock), (ii) upon written notice, provide that any outstanding Options and SARs must be exercised, to the extent then exercisable, within a specified number of days after the date of such notice, at the end of which period such Options shall terminate, (iii) if there is a surviving or acquiring entity, and subject to the consummation of such Change in Control, cause that entity or a Subsidiary of that entity to grant replacement awards having such terms and conditions as the Board determines to be appropriate in its sole discretion, upon which replacement the replaced Awards shall be terminated or cancelled, as the case may be, (iv) terminate any outstanding Awards and make such payments, if any, therefor (or cause the surviving or acquiring entity to make such payments, if any, therefor) as the Board determines to be appropriate in its sole discretion (including, without limitation, with respect to only the then exercisable portion of such Options and SARs based on the Fair Market Value of the underlying shares of Common Stock as determined by the Board in good faith), upon which termination such Options and SARs shall immediately cease to have any further force or effect, (v) repurchase (or cause the surviving or acquiring entity to purchase) any shares of Restricted Stock for such amounts, if any, as the Board determines to be appropriate in its sole discretion (including, without limitation, an amount with respect to only the vested portion of such shares (i.e., the portion that is not then subject to forfeiture or repurchase at a price less than their value), based on the Fair Market Value of such vested portion as determined by the Board in good faith), upon which purchase the holder of such shares shall surrender such shares to the purchaser, or (vi) take any combination (or none) of the foregoing actions. A “Change in Control” shall mean and include any of the following:

(a) consummation of a merger or consolidation of the Company with or into any other corporation or other entity in which holders of the Company’s voting securities immediately prior to such merger or consolidation will not, directly or indirectly, continue to hold at least a majority of the outstanding voting securities of the Company;

(b) a sale, lease, exchange or other transfer (in one transaction or a related series of transactions) of all or substantially all of the Company’s assets;

(c) the acquisition by any person or any group of persons, acting together in any transaction or related series of transactions, of such quantity of the Company’s voting securities as causes such person, or group of persons, to own beneficially, directly or indirectly, as of the time immediately after such transaction or series of transactions, 50% or more of the combined voting power of the voting securities of the Company other than as a result of (i) an acquisition of securities directly from the Company or (ii) an acquisition of securities by the Company which by reducing the voting securities outstanding increases the proportionate voting power represented by the voting securities owned by any such person or group of persons to 50% or more of the combined voting power of such voting securities; or

(d) a change in the composition of the Board within a two (2) year period such that a majority of the members of the Board are not Continuing Directors; or

(e) the liquidation or dissolution of the Company.

12.10 Withholding. Requirements and Arrangements.

(a) Options and SARs. In the case of any Option or SAR, the Committee may require the Grantee to remit to the Company an amount sufficient to satisfy the federal, state and local withholding and employment tax obligations of the Company with respect to the exercise of such Option (or make other arrangements satisfactory to the Committee with regard to such taxes, including withholding from regular cash compensation, providing other security to the Company, or remitting or foregoing the receipt of shares of Common Stock having a Fair Market Value on the date of delivery sufficient to satisfy such minimum statutory obligations) prior to the delivery of any shares in respect of such Option or SAR.

(b) Restricted Stock. In the case of any shares of Restricted Stock that are “substantially vested” (within the meaning of Treasury Regulations Section 1.83-3(b)) upon issuance, the Committee may require the Grantee to remit to the Company an amount sufficient to satisfy the federal, state or local withholding and employment tax requirements (or make other arrangements satisfactory to the Company with regard to such taxes, including withholding from regular cash compensation, providing other security to the Company, or remitting or foregoing the receipt of shares of Common Stock having a Fair Market Value on the date of delivery sufficient to satisfy such minimum statutory obligations) prior to the issuance of any such shares. In the case of any shares of Restricted Stock that are not “substantially vested” upon issuance, if the Committee determines that under applicable law and regulations the Company could be liable for the withholding of any federal or state tax with respect to such shares of Common Stock, the Committee may require the Grantee to remit to the Company an amount sufficient to satisfy any such potential liability (or make other arrangements satisfactory to the Company with respect to such taxes, including withholding from regular cash compensation, providing other security to the Company, or remitting or foregoing the receipt of shares of Common Stock having a Fair Market Value on the date of delivery sufficient to satisfy such obligations) at the time such shares of Restricted Stock are delivered to the Grantee, at the time the Grantee makes an election under Section 83(b) of the Code with respect to such shares of Restricted Stock and/or at the time such shares become “substantially vested,” and to agree to augment such security from time to time in any amount reasonably deemed necessary by the Committee to preserve the adequacy of such security.

(c) Other Awards. In the case of payment, whether in cash or shares of Common Stock, under any Award not specified in paragraphs (a) and (b) above, the Committee may require the Grantee to remit to the Company an amount sufficient to satisfy the federal, state and local withholding and employment tax obligations of the Company with respect to such payments (or make other arrangements satisfactory to the Committee with regard to such taxes, including withholding from regular cash compensation, providing other security to the Company, or remitting or foregoing the receipt of shares of Common Stock having a Fair Market Value on the date of delivery sufficient to satisfy such minimum statutory obligations) prior to the delivery of any cash or shares of Common Stock in respect of such Award, if any.

(d) Retention of Shares. With respect to any Grantee subject to Section 16(a) of the Exchange Act, any retention of shares of Common Stock by the Company to satisfy a tax obligation with respect to such Grantee shall be made in compliance with any applicable requirements of Rule 16b-3(e) or any successor rule under the Exchange Act.

(e) Offset Against Payments. The Company may, to the extent permitted by law, deduct any tax obligations of a Grantee from any payment of any kind otherwise due to the Grantee hereunder.

12.11 Adjustments. Upon the happening of any of the following described events, a Grantee’s rights with respect to Awards granted hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the Award Agreement:

(a) Stock Splits and Recapitalizations. In the event the Company issues any of its shares of Common Stock as a stock dividend upon or with respect to the shares, or in the event shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares, or if, upon a merger or consolidation, reorganization, split-up, liquidation, combination, recapitalization or the like of the Company, shares of Common Stock shall be exchanged for other securities of the Company, securities of another entity, cash or other property, each Grantee upon exercising an Option (for the purchase price to be paid under the Option) shall be entitled to purchase such number of shares, other securities of the Company, securities of such other entity, cash or other property as the Grantee would have received if the Grantee had been the holder of the shares with respect to which the award is exercised at all times between the grant date of the Award and the date of its exercise, and appropriate adjustments shall be made in the purchase price per share. In determining whether any Award granted hereunder has vested, appropriate adjustments will be made for distributions and transactions described in this Section 12.11(a). The Committee shall adjust the number of shares subject to outstanding awards and the exercise price and the terms of outstanding awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property, or any other event if it is determined by the Committee that such adjustment is appropriate to avoid distortion in the operation of the Plan, including adjustments of the limitations in Sections 2.1 and 2.3 on the maximum number and kind of shares which may be issued. Where an adjustment of the type described above is made to an Incentive Stock Option under this Section 12.11, the adjustment will be made in a manner which will not be considered a “modification” under the provisions of subsection 424(h)(3) of the Code.

(b) Restricted Stock. If any person owning Restricted Stock receives new or additional or different shares or securities (“New Securities”) in connection with a corporate transaction or stock dividend described in Section 12.11(a) as a result of owning such Restricted Stock, the New Securities shall be subject to all of the conditions and restrictions applicable to the Restricted Stock with respect to which such New Securities were issued. Notwithstanding the foregoing, any adjustment under this Section 12.11(b) shall not be permitted to the extent that the individual award or this Plan, in general, would constitute deferred compensation subject to Section 409A of the Code unless the Award Agreement sets forth the terms and conditions necessary to comply with the requirements of Section 409A of the Code.

(c) Fractional Shares. No fractional shares of Common Stock shall be issued under the Plan. Any fractional shares of Common Stock which, but for this Section 12.11(c), would have been issued shall be deemed to have been issued and immediately sold to the Company for their Fair Market Value, and the Grantee shall receive from the Company cash in lieu of such fractional shares of Common Stock.

(d) Further Adjustment. Upon the happening of any of the events described in Sections 12.11(a) or 12.11(b), the class and aggregate number of shares set forth in Section 2.1 hereof that are subject to Awards which previously have been or subsequently may be granted under the Plan, and the number of shares set forth in Section 2.3 hereof that may be granted to a Grantee in any year shall be appropriately adjusted to reflect the events described in such Sections.

(e) Assumption of Options Upon Certain Events. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Committee may grant awards under the Plan in substitution for stock and stock based awards issued by such entity or a subsidiary thereof, as long as such substitute awards will not constitute a deferral of compensation under Section 409A of the Code. Notwithstanding the foregoing, to the extent that the Committee determines that any such substitute award shall constitute a deferral of compensation under Section 409A of the Code, such award shall be accompanied with a written award agreement which shall set forth the terms and conditions required to comply with the requirements of Section 409A of the Code. The substitute awards shall be granted on such terms and conditions as the Committee considers appropriate in the circumstances. The awards so granted shall not reduce the number of shares that would otherwise be available for awards under the Plan. Notwithstanding the foregoing, in the event of such a reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend or combination, or other adjustment or event which results in shares of Common Stock being exchanged for or converted into cash, securities or other property, the Company will have the right, subject to applicable statutory and regulatory guidance, including but not limited to Section 409A of the Code, to terminate this Plan as of the date of the exchange or conversion, in which case all options, rights and other awards under this Plan shall become the right to receive such cash, securities or other property, net of any applicable exercise price.

12.12 Other Transfer Restrictions. Notwithstanding any other provision of the Plan, in order to qualify for the exemption provided by Rule 16b-3 under the Exchange Act, and any successor provision, (i) any Restricted Stock offered under the Plan to a Grantee subject to Section 16 of the Exchange Act (a “Section 16 Grantee”) may not be sold for six (6) months after acquisition and (ii) any Option or other similar right related to an equity security issued under the Plan shall not be transferable except in accordance with the rules under Section 16 of the Exchange Act, subject to any other applicable transfer restrictions under the Plan or the Award Agreement. The Committee shall have no authority to take any action if the authority to take such action, or the taking of such action, would disqualify a transaction under the Plan from the exemption provided by Rule 16b-3 under the Act, or any successor provision.

12.13 Certain Indebtedness to the Company. No Option or other Award may be exercised at any time after the Committee has determined, in good faith, that the Grantee is indebted to the Company or any Subsidiary for advances of salary, advances of expenses, recoverable draws or other amounts unless and until either (a) such indebtedness is satisfied in full or (b) such condition is waived by the Committee. The period during which any Option or other Award may by its terms be exercised shall not be extended during any period in which the Grantee is prohibited from such exercise by the preceding sentence, and the Company shall have no liability to any Grantee, or to any other party, if any Option or other Award expires unexercised in whole or in part during such period or if any Option that is intended to be an Incentive Stock Option is deemed to be an Non-Qualified Option because such Option is not exercised within three (3) months after the Grantee’s Termination of Employment with the Company or a Subsidiary.

12.14 Foreign Nationals. Awards may be made to Grantees who are foreign nationals or employed outside the United States on such terms and conditions different from those specified in the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable laws.

12.15 No Right to Employment. No person shall have any claim or right to be granted an Award. Neither the adoption, maintenance, nor operation of the Plan nor any Award hereunder shall confer upon any employee or consultant of the Company or of any Affiliate any right with respect to the continuance of his/her employment by or other service with the Company or any such Affiliate nor shall they interfere with the rights of the Company (or Affiliate) to terminate any employee at any time or otherwise change the terms of employment, including, without limitation, the right to promote, demote or otherwise re-assign any employee from one position to another within the Company or any Affiliate.

12.16 Authorization of Sub Plans. The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to this Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Grantees within the affected jurisdiction, and the Company shall not be required to provide copies of any supplement to Grantees in any jurisdiction which is not the subject of such supplement.

12.17 Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

12.18 Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares of Common Stock hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such shares of Common Stock as to which such requisite authority shall not have been obtained.

12.19 Uncertificated Shares. To the extent that this Plan provides for issuance of certificates to reflect the transfer of shares of Common Stock, the transfer of such shares of Common Stock may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

12.20 Unfunded Plan. Grantees shall have no right, title, or interest whatsoever in or to any investments that the Company, and/or its Subsidiaries, and/or its Affiliates may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Grantee, beneficiary, legal representative, or any other individual. To the extent that any individual acquires a right to receive payments from the Company, its Subsidiaries, and/or its Affiliates under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company, a Subsidiary, or an Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, a Subsidiary, or an Affiliate, as the case may be and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.

12.21 No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (i) limit, impair, or otherwise affect the Company’s or a Subsidiary’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (ii) limit the right or power of the Company or a Subsidiary or an Affiliate to take any action which such entity deems to be necessary or appropriate.

12.22 Special Provisions Relating to Section 409A of the Code. Unless otherwise indicated in the applicable Award Agreement, it is not intended that any Award under this Plan, in form and/or operation, will constitute “deferred compensation” within the meaning of Section 409A of the Code and therefore, each Award is intended to be exempt from the requirements applicable to deferred compensation under Section 409A of the Code and the regulations thereunder.

(a) Awards that are not intended to constitute deferred compensation. With respect to an Award that is not intended to constitute deferred compensation within the meaning of Section 409A of the Code, (i) to the extent necessary and permitted under Section 409A of the Code, the Company is authorized to amend this Plan or applicable Award Agreement or to substitute such Award with another Award of comparable economic value so that the Award as modified or substituted and/or the Plan as modified, remains exempt from the requirements applicable to deferred compensation under Section 409A of the Code and (ii) the Committee shall take no action otherwise permitted under the Plan or under an Award Agreement to the extent such action shall cause such Award to be treated as deferred compensation within the meaning of Section 409A of the Code. The Committee, in its sole discretion, shall determine to what extent, if any, this Plan or applicable Award Agreement shall be required to be so modified or substituted. Notwithstanding any provision to the contrary, such modification or substitution shall be made without prior notice to or consent of Grantees.

(b) Awards that constitute deferred compensation. With respect to an Award that constitutes deferred compensation within the meaning of Section 409A by form or operation (including, but not limited to, an Award referenced under paragraph (a) above that the Committee determines is a form of deferred compensation), (i) to the extent necessary the Company is authorized to amend this Plan or applicable Award Agreement or to substitute such Award with another Award of comparable economic value so that the Award as modified or substituted and/or the Plan as modified, complies with the requirements applicable to deferred compensation under Section 409A of the Code and (ii) the Committee shall take no action otherwise permitted under the Plan or under an Award Agreement to the extent such action shall cause such Award to no longer comply with the requirements applicable to deferred compensation under Section 409A of the Code. The Committee, in its sole discretion, shall determine to what extent if any, this Plan or applicable Award Agreement shall be required to be so modified or substituted. Notwithstanding any provision to the contrary, such modification or substitution shall be made without prior notice to or consent of Grantees.

* * *

Adopted by the Board of Directors on November 16, 2006 and approved by the Company’s stockholders on December 13, 2006.

Amended and Restated by the Compensation Committee of the Board of Directors on June 30, 2008 and approved by the Company’s stockholders on January 28, 2009.

Further Amended by the Compensation Committee of the Board of Directors on March 19, 2010 and approved by the Company’s stockholders on May 12, 2010.

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